Exhibit 10.1
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (hereinafter referred to as the “Amendment”) dated as of June 6, 2006 by and among Danbury Buildings, Inc., a Florida corporation acting as agent for Danbury Buildings Co., L.P., a Delaware limited partnership having offices c/o Sunbelt Investment Holdings, Inc., 220 Congress Park Drive, Delray Beach, FL 33445 (hereinafter referred to as “Overlandlord”), Union Carbide Corporation, a New York corporation having offices at 400 West Sam Houston Parkway South, Houston, TX 77042 (hereinafter referred to as the “Landlord”), and Penwest Pharmaceuticals Co., a Washington corporation having offices at 39 Old Ridgebury Road, Danbury, CT 06810 (hereinafter referred to as the “Tenant”).
WITNESSETH
     Whereas, Overlandlord’s predecessor corporations and Landlord executed that certain Lease Agreement dated as of December 29, 1986, as amended thereafter, for the building now known as Corporate Center (hereinafter referred to as the “Prime Lease”); and
     Whereas, Landlord and Tenant executed that certain Lease Agreement dated as of February 3, 2003, which Lease Agreement was amended by Lease Amendment and Attornment Agreement dated as of March 15, 2004, (said Lease Agreement as so amended is hereinafter referred to as the “Lease”) to sublease office space at the building commonly known as Corporate Center in Danbury Connecticut; and
     Whereas, the Lease provides Tenant with certain Renewal Options, as therein defined, to extend the Term of the Lease and by Letter dated March 17, 2006 from Tenant to Overlandlord, the Tenant has elected to exercise its first Renewal Option to extend the term of the Lease for one (1) year; and
     Whereas, the parties wish to amend the Lease accordingly;
     Now, Therefore, in consideration of the mutual covenants and obligations contained herein, Landlord and Tenant hereby amend the Lease as follows:
     1.      Incorporation and Definitions. The foregoing Recitals are hereby incorporated into and made an integral part of this Amendment as if fully set forth herein. Capitalized terms used in this Amendment which are not defined herein shall have the meanings ascribed to such terms in the Lease.
     2.      Term. The Lease shall be amended to provide that the Term of the Lease (hereinafter referred to as the “Term”) shall be extended to and including December 31, 2007 and the termination date of the Lease (hereinafter referred to as the “Termination Date”) shall be December 31, 2007.

     3.      Base Rent. During the period commencing on December 31, 2006 through December 31, 2007 Tenant shall pay Base Rent (hereinafter referred to as the “Base Rent”) in the amount of Five Hundred Thirty Seven Thousand One Hundred Seventy Five Dollars and No Cents ($537,175.00), payable in equal monthly installments in the amount of Forty Four Thousand Seven Hundred Sixty Four Dollars and Fifty Eight Cents ($44,764.58) which Base Rent monthly installments shall be paid in advance on the first day of January, 2007 and on the first day of each and every month thereafter during the Term. All Rent is payable without notice, set-off or demand.
     4.      Condition of Premises. Tenant hereby acknowledges and agrees as of the date hereof that it is in full possession of the Premises, that Tenant is satisfied with and accepts the condition of the Premises existing as of the date hereof, that Landlord has performed all of its obligations under the Lease and that Landlord has no obligation to improve or repair the Premises, or to pay for or reimburse Tenant for any such improvements or repairs.
     5.      Broker. Landlord, Overlandlord and Tenant each represent and warrant that there were no real estate brokers or agents involved in connection with the Lease, as amended hereby, except for Cushman & Wakefield Inc. who represented the Tenant and Grubb & Ellis Company who represented the Landlord and Overlandlord. Overlandlord agrees to pay any fee or commission owed to Grubb & Ellis Company and to Cushman & Wakefield, Inc. in connection with the Lease as amended hereby. Landlord and Overlandlord, on the one hand, and Tenant, on the other hand, each indemnify and hold harmless the other against any and all claims for real estate commissions or finder’s fees due to their respective brokers and from any other brokers incurred as a result of the acts of the indemnifying party.
     6.      Continuing Effect. Except as expressly modified and amended by this instrument, the terms, covenants and conditions of the Lease are hereby ratified and confirmed, and remain in full force and effect. In the event of any conflict between the terms of the Lease and of this Amendment, the terms of this Amendment shall control.
     7.      Estoppel. As an inducement to Landlord and Overlandlord to enter into this Amendment the Tenant hereby warrants and represents to Landlord and Overlandlord that: (i) the Lease as amended hereby, has not been assigned or any of the Premises sublet; (ii) the Lease as amended hereby, is in full force and effect and has not been modified, supplemented, or amended; (iii) to the knowledge of Tenant, Landlord is not in default under the Lease and Tenant has no defenses, setoffs, claims or counterclaims against Landlord arising out of the Lease, as amended hereby, or in any way relating thereto; (iv) Tenant has not paid any rentals more than one (1) month in advance; (v) Tenant has accepted and is in full and complete occupancy and possession of all of the Premises demised pursuant to the Lease, as amended hereby, and the improvements and space required to be furnished according to the Lease have been satisfactorily completed in all respects and Landlord has fulfilled all of its duties of an inducement nature required to have been fulfilled to date; (vi) to the knowledge of Tenant, no payments, reimbursements, credits or offsets are due from Landlord to Tenant under the Lease, as amended hereby, and no work is required to be done by Landlord to any of the premises demised under said Lease. As an inducement to Tenant to enter into this Amendment the Landlord and Overlandlord hereby warrant and represent to Tenant that: (i) the Lease as amended hereby, is in full force and effect and has not been modified, supplemented, or amended; (ii) to the knowledge of Landlord and Overlandlord, Tenant is not in default under the Lease.
     8.      Binding Effect. The terms, conditions and covenants of the Lease, as modified hereby, shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.
     9.      Headings. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof.
     10.    Governing Law. This Amendment shall be governed and construed under the laws of the State of Connecticut.
     11.    Authority. Landlord, Overlandlord and Tenant represent, each for themselves and with respect only to themselves, that; (i) they have full authority to enter into this Amendment, are validly formed and in good standing under the laws of the state in which they were formed and the State of Illinois; (ii) that this Amendment has been duly approved by all necessary corporate action and that the person or persons signing on their behalf are duly authorized to execute this Amendment with binding effect upon Landlord, Overlandlord and Tenant; (iii) this Amendment constitutes the legal, valid and binding obligations of Landlord, Overlandlord and Tenant, enforceable in accordance with its terms; (iv) the execution and delivery of this Amendment does not and will not: (a) contravene any provision of the organizational documents comprising Landlord, Overlandlord or Tenant; or (b) require consent by a third party or such consent has, as of the date hereof, been obtained; and the consummation by Landlord, Overlandlord and Tenant of this Amendment will not result in a breach of any of the terms of any agreement or instrument to which Landlord, Overlandlord or Tenant are a party or by which such entities are bound.
     12.    Counterparts. This Amendment may be executed in two or more counterparts, all of which, when taken together, shall constitute a single instrument.
     IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the date first above written.

LANDLORD:	UNION CARBIDE CORPORATION, a New York corporation

WITNESSES:

	By:	/s/ Charles B. Kendall

/s/ [Illegible]	Name:	Charles B. Kendall

	Title:	Authorized Representative

/s/ [Illegible]

TENANT:	PENWEST PHARMACEUTICALS CO., a Washington corporation

WITNESSES:

/s/ Pamela A. Masella	By:	/s/ Frank Muscolo

	Name:	Frank Muscolo

/s/ Kara Winters	Title:	Controller

OVERLANDLORD:	DANBURY BUILDINGS CO. L.P., a Delaware limited partnership

	By:	DANBURY BUILDINGS, INC.
	Its:	General Partner

WITNESSES

/s/ [Illegible]	By:	/s/ Richard Reeves

	Name:	Richard Reeves
/s/ [Illegible]	Title:	Authorized Signatory

	By:	/s/ Raymond Gardner

	Name:	Raymond Gardner
	Title:	Authorized Signatory

DANBURY BUILDINGS, INC., a Florida corporation

WITNESSES

/s/ [Illegible]	By:	/s/ Richard Reeves

	Name:	Richard Reeves
/s/ [Illegible]	Title:	Authorized Signatory

	By:	/s/ Raymond Gardner

	Name:	Raymond Gardner
	Title:	Authorized Signatory

THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE (hereinafter referred to as the “Amendment”) dated as of April 13, 2007 by and among Danbury Buildings Co., L.P., a Delaware limited partnership having offices c/o Sunbelt Investment Holdings, Inc., 220 Congress Park Drive, Delray Beach, FL 33445 (hereinafter referred to as “Landlord”), and Penwest Pharmaceuticals Co., a Washington corporation having offices at 39 Old Ridgebury Road, Danbury, CT 06810 (hereinafter referred to as the “Tenant”).
WITNESSETH
     Whereas, Union Carbide Corporation, a New York corporation (hereinafter referred to as the “UCC”), and Tenant executed that certain Lease Agreement dated as of February 3, 2003, (hereinafter referred to as the “Original Lease “) which Original Lease was amended by Lease Amendment and Attornment Agreement dated as of March 15, 2004, (hereinafter referred to as the “First Amendment”) and by Second Amendment to Lease dated as of June 6, 2006 by and among Landlord, Tenant and UCC (hereinafter referred to as the “Second Amendment”, the Original Lease as amended by the First Amendment and the Second Amendment are hereinafter collectively referred to as the “Lease”) with respect to certain office space at the building commonly known as Corporate Center in Danbury Connecticut; and
     Whereas, Landlord has succeeded to the interest of Dow under the Lease; and
     Whereas, the parties wish to further amend the Lease as herein set forth
     Now, Therefore, in consideration of the mutual covenants and obligations contained herein, Landlord and Tenant hereby amend the Lease as follows:
     1. Incorporation and Definitions. The foregoing Recitals are hereby incorporated into and made an integral part of this Amendment as if fully set forth herein. Capitalized terms used in this Amendment which are not defined herein shall have the meanings ascribed to such terms in the Lease.
     2. Term. The Lease shall be amended to provide that the Term of the Lease shall be extended for a two (2) year period commencing on January 1, 2008 and ending on December 31, 2009 (said period is hereinafter referred to as the “Extended Term”) and the termination date of the Lease (hereinafter referred to as the “Termination Date “) shall be December 31, 2009.
     3. Base Rent. During the Extended Term pay Base Rent (hereinafter referred to as the “Base Rent”) in the amount of One Million One Hundred Seventeen Thousand Three Hundred Twenty Four Dollars and No Cents ($1,117,324.00), payable in equal monthly installments in the amount of Forty Six Thousand Five Hundred Fifty Five Dollars and Seventeen Cents ($46,555.17) which Base Rent monthly installments shall be paid in advance on the first day of January, 2008 and on the first day of each and every month thereafter during the Extended Term. All Rent is payable without notice, set-off or demand.
     4. Electricity Rent. In addition to all other sums required to be paid under the Lease, Tenant shall pay Landlord Electricity Charges with in the monthly amount of Two Thousand Six Hundred Eighty Five Dollars and Eighty Eight Cents ($2,685.88) payable on the first day of each and every month during the term hereof. Such Electricity Charges shall be increased from time to time upon notice from Landlord to Tenant by an amount equal to the percentage increase in the cost per kilowatt hour charged Landlord by the utility company providing electricity to the Building over the cost per kilowatt hour charged Landlord during the month of April, 2007.
     5. Renewal. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, (hereinafter referred to as the “Renewal Option”) to renew the term of this Lease for two (2) terms of six (6) months each (each such term is hereinafter referred to as the “Renewal Term”). If exercised, and if the conditions applicable thereto have been satisfied, each Renewal Term shall commence immediately following the end of the Term, as so extended. The rights of renewal herein granted shall be applicable only to the entire Premises then leased by Tenant and shall be subject to all of the terms and conditions contained in this Lease, except this Paragraph 5 and except that the Base Rent for each six (6) month Renewal Term shall be Two Hundred Eighty Four Thousand Seven Hundred Two Dollars and Seventy Five Cents ($284,702.75) payable in equal monthly installments in the amount of Forty Seven Thousand Four Hundred Fifty Dollars and Five Cents ($47,450.05) on the first day of each Renewal Term and on the first day of each and every month thereafter in each applicable Renewal Term. The rights of renewal herein granted are in lieu of any rights of renewal, extension and expansion contained in the Lease, and except as set forth in this Paragraph 5, Tenant agrees that it shall have no other rights to extend the Term or lease additional premises. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:
A.	Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice (hereinafter referred to as the “Renewal Notice ”) thereof not later than three (3) months prior to the expiration of the then-current Term of this Lease.

B.	The Renewal Option herein granted shall automatically terminate upon the earliest to occur of: (i) the expiration or termination of this Lease; (ii) the termination of Tenant’s right to possession of the premises; (iii) the assignment of this Lease or subletting by Tenant of any portion of the Premises; or (iv) the failure of Tenant to timely or properly exercise the Renewal Option.

C.	If an Event of Default exists under this Lease on the date Tenant sends a renewal notice or any time thereafter until the applicable Renewal Term is to commence, then, at Landlord’s election, the Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the then-current term of this Lease.

D.	Tenant agrees to accept the premises to be covered by this Lease during the Renewal Term in an “as is” physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.
     6. Broker. Landlord and Tenant each represent and warrant that there were no real estate brokers or agents involved in connection with the Lease, as amended hereby, except for Cushman & Wakefield Inc. who represented the Tenant and Grubb & Ellis Company who represented the Landlord. Landlord agrees to pay any fee or commission owed to Grubb & Ellis Company and to Cushman & Wakefield, Inc. in connection with this Amendment. Landlord and Tenant, indemnify and hold harmless the other against any and all claims for real estate commissions or finder’s fees due to their respective brokers and from any other brokers incurred as a result of the acts of the indemnifying party.

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     7. Continuing Effect. Except as expressly modified and amended by this instrument, the terms, covenants and conditions of the Lease are hereby ratified and confirmed, and remain in full force and effect. In the event of any conflict between the terms of the Lease and of this Amendment, the terms of this Amendment shall control.
     8. Estoppel. Tenant hereby warrants and represents to Landlord that: (i) the Lease as amended hereby, has not been assigned or any of the Premises sublet; (ii) the Lease as amended hereby, is in full force and effect and has not been modified, supplemented, or amended; (iii) to the knowledge of Tenant, Landlord is not in default under the Lease and Tenant has no defenses, setoffs, claims or counterclaims against Landlord arising out of the Lease, as amended hereby, or in any way relating thereto; (iv) Tenant has not paid any rentals more than one (1) month in advance; (v) Tenant has accepted and is in full and complete occupancy and possession of all of the Premises demised pursuant to the Lease, as amended hereby, and the improvements and space required to be furnished according to the Lease have been satisfactorily completed in all respects and Landlord has fulfilled all of its duties of an inducement nature required to have been fulfilled to date; (vi) to the knowledge of Tenant, no payments, reimbursements, credits or offsets are due from Landlord to Tenant under the Lease, as amended hereby, and no work is required to be done by Landlord to any of the premises demised under said Lease. As an inducement to Tenant to enter into this Amendment the Landlord hereby warrant and represent to Tenant that: (i) the Lease as amended hereby, is in full force and effect and has not been modified, supplemented, or amended; (ii) to the knowledge of Landlord Tenant is not in default under the Lease.
     9. Binding Effect. The terms, conditions and covenants of the Lease, as modified hereby, shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.
     10. Headings. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof.
     11. Governing Law. This Amendment shall be governed and construed under the laws of the State of Connecticut.
     12. Authority. Landlord and Tenant represent, each for themselves and with respect only to themselves, that; (i) they have full authority to enter into this Amendment, are validly formed and in good standing under the laws of the state in which they were formed and the State of Connecticut; (ii) that this Amendment has been duly approved by all necessary corporate action and that the person or persons signing on their behalf are duly authorized to execute this Amendment with binding effect upon Landlord and Tenant; (iii) this Amendment constitutes the legal, valid and binding obligations of Landlord and Tenant, enforceable in accordance with its terms; (iv) the execution and delivery of this Amendment does not and will not: (a) contravene any provision of the organizational documents comprising Landlord or or Tenant; or (b) require consent by a third party or such consent has, as of the date hereof, been obtained; and the consummation by Landlord and Tenant of this Amendment will not result in a breach of any of the terms of any agreement or instrument to which Landlord or Tenant are a party or by which such entities are bound.
     13. Counterparts. This Amendment may be executed in two or more counterparts, all of which, when taken together, shall constitute a single instrument.
     IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment as of the date first above written.

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TENANT:	PENWEST PHARMACEUTICALS CO., a Washington corporation

WITNESSES:
/s/ Richard Meyer	By:	/s/ Jennifer L. Good

	Name:	Jennifer L. Good

/s/ Pamela A. Masella	Title:	President & CEO

LANDLORD:	DANBURY BUILDINGS CO. L.P., a Delaware limited partnership

By: DANBURY BUILDINGS, INC.
Its: General Partner

WITNESSES

/s/ [Illegible]	By:	/s/ Richard Reeves

Name: Richard Reeves
/s/ [Illegible]	Title:	Authorized Signatory

	By:	/s/ William J. Ghory

	Name:	William J. Ghory
	Title:	Authorized Signatory

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